                                                                   Exhibit 10.11
                             VOTING AGREEMENT (PXP)

         VOTING AGREEMENT (this "AGREEMENT") dated as of February 2, 2003, by and among Plains Exploration & Production Company, a Delaware corporation ("PXP"), 3TEC Energy Corporation, a Delaware corporation ("3TEC"), EnCap Energy Acquisition III-B, Inc., EnCap Energy Capital Fund III, L.P., BOCP Energy Partners, L.P., and ECIC Corporation, (together with EnCap Energy Acquisition III-B, Inc., EnCap Energy Capital Fund III, L.P. and BOCP Energy Partners, L.P., the "ENCAP ENTITIES"), Floyd C. Wilson ("WILSON"), Stephen W. Herod ("HEROD"), and R. A. Walker (with the EnCap Entities, Wilson, and Herod, each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

         WHEREAS, each Stockholder desires that PXP, PXP Gulf Coast, Inc., a Delaware corporation and wholly-owned subsidiary of PXP ("MERGER SUB"), and 3TEC, enter into an Agreement and Plan of Merger dated the date hereof (the "MERGER AGREEMENT"; undefined capitalized terms herein are defined in the Merger Agreement) providing for the merger of 3TEC with and into Merger Sub (the "MERGER") upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, each Stockholder is executing this Agreement as an inducement to PXP to enter into and execute the Merger Agreement; and

         WHEREAS, concurrently with the execution and delivery of this Agreement, 3TEC is entering into a voting agreement with certain PXP Stockholders (the "PXP STOCKHOLDERS") under which such parties have, among other things, agreed to support the Merger upon the terms and conditions set forth therein.

         NOW, THEREFORE, in consideration of the execution and delivery by PXP of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

         1. Representations and Warranties.

         (a) Each Stockholder severally represents and warrants to PXP as follows:

                  (i) Such Stockholder is the record and beneficial owner of that number of shares of capital stock of 3TEC set forth opposite such Stockholder's name on Schedule A (together with any other shares of other capital stock of 3TEC acquired after the date hereof including through the exercise of any stock options, warrants or similar instruments) being collectively referred to herein as the "SUBJECT SHARES") and the other securities exercisable or exchangeable for such capital stock listed on Schedule A (the "OTHER SECURITIES" and, together with the Subject Shares, the "COVERED SECURITIES"). The Subject Shares constitute the only shares, with respect to which such Stockholder is the record or beneficial owner, of capital stock of 3TEC or options, warrants or other rights (whether or not contingent) to acquire such shares of capital stock of 3TEC that are or may be entitled to vote on the Merger or the Merger Agreement at any meeting of 3TEC's Stockholders called to vote upon the Merger or the Merger Agreement. Such Stockholder has the sole right to vote and Transfer (as defined herein) the Covered Securities set forth opposite its name on Schedule A, and none of such Covered

         Securities is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, except (A) as provided by this Agreement (it being understood that any pledge of the Pledged Shares (as defined below) shall not be a breach of this representation) and (B) those arising under applicable securities laws. Such Stockholder has all requisite power and authority, and, if such Stockholder is a natural person, the legal capacity, to enter into this Agreement and to perform its obligations hereunder. To the extent that such Stockholder is an entity and not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations hereunder have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by the Enforceability Exceptions.

                  (ii) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of its obligations hereunder will result in a violation of, or a default under, or conflict with, (A) if such Stockholder is an entity, any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind (other than as may relate to the Pledged Shares but subject to the proviso set forth in (iv) below) to which such Stockholder is a party or bound or to which the Covered Securities are subject, except, in the case of clause (B), as would not prevent, delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder. Execution, delivery and performance of this Agreement by such Stockholder will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder or the Covered Securities, except (x) for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or (y) as would not reasonably be expected to prevent, delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder.

                  (iii) If the Stockholder is married and the Covered Securities of the Stockholder constitute community property or spousal approval is otherwise required for this Agreement to be legal, valid and binding, then, to the extent so required, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms, subject to the Enforceability Exceptions.

                  (iv) The Covered Securities and the certificates representing such Covered Securities are held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for (A) any such encumbrances arising hereunder, or
         (B) any such encumbrances arising pursuant to the pledge of any Covered Securities by such

         Stockholder to a financial institution or a brokerage firm (the "PLEDGED SHARES"); provided, however, that such Stockholder represents that any such arrangement regarding such Pledged Shares shall not prevent, delay or otherwise materially impair such Stockholder's ability to execute and deliver this Agreement or perform its obligations hereunder and such Stockholder shall use his reasonable efforts to obtain an acknowledgment by the pledgee of the terms of this Agreement and such pledgee's agreement to vote the Pledged Shares (if and to the extent the voting power of the Pledged Shares is being or to be exercised by pledgee) in accordance with Section 2.

                  (v) No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

                  (vi) Such Stockholder understands and acknowledges that PXP is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

         (b) PXP represents and warrants to each Stockholder and 3TEC that the execution and delivery of this Agreement by PXP and the consummation by PXP of the transactions contemplated hereby have been duly authorized by all necessary action on the part of PXP.

         (c) 3TEC represents and warrants to each Stockholder and PXP that the execution and delivery of this Agreement by 3TEC and the consummation by 3TEC of the transactions contemplated hereby have been duly authorized by all necessary action on the part of 3TEC.

         2. Voting Agreements. During the Term (as defined below) of this Agreement, at any meeting of stockholders of 3TEC or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, each Stockholder shall, including by executing a written consent solicitation if requested by PXP, vote (or cause to be voted) the Subject Shares: (a) in favor of the Merger, the adoption by 3TEC of the Merger Agreement and the approval of the terms thereof and each of the other Transactions and (b) against any transaction, agreement, matter or 3TEC Acquisition Proposal that would impede, interfere with, delay, postpone or attempt to discourage the Merger and the Merger Agreement.

         3. Irrevocable Proxy. Each Stockholder hereby appoints PXP as its proxy to vote all of such Stockholder's Subject Shares at any meeting of stockholders of 3TEC (including any adjournments and postponements thereof) on the matters described in Section 2, and to execute and deliver any written consents to fulfill such Stockholder's obligations under this Agreement. This proxy is coupled with an interest and is irrevocable until the end of the Term.

         4. Revocation of Other Proxies. To the extent inconsistent with the other provisions of this Agreement or the Merger Agreement, each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder's Subject Shares.

         5. Other Covenants. Each Stockholder severally agrees with, and covenants to, PXP during the Term of this Agreement as follows:

         (a) Such Stockholder shall not after the date hereof (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "TRANSFER"), or consent to any Transfer of, any Covered Securities or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement with respect to any Transfer of any or all of the Covered Securities or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Subject Shares or (iv) deposit the Subject Shares into a voting trust or enter into a voting agreement or voting arrangement with respect to the Subject Shares; provided, that any such Stockholder may Transfer any of the Covered Securities to an affiliate of such Stockholder (provided such affiliates evidences in a writing reasonably satisfactory to the other parties hereto such affiliate's agreement to the terms hereof) or any other Stockholder who is on the date hereof or hereafter becomes a party to this Agreement; provided, further, that the restrictions in this Section 5 shall not be deemed violated by any Transfer of Covered Securities pursuant to a cashless exercise of stock options or warrants; and provided, further, that a pledge of Pledged Shares made in accordance with Section 1(a)(iv) shall not be deemed to be a violation of the restrictions in this Section 5.

         (b) Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

         (c) Such Stockholder shall not take any action prohibited by Section
7.2 of the Merger Agreement.

         6. Additional Covenants. During the Term of this Agreement no Stockholder shall (a) exercise any of the Other Securities other than as contemplated by Section 3.3 of the Merger Agreement or (b) convert any shares of Series D Preferred Stock, par value $.02, of 3TEC.

         7. Certain Events. This Agreement and the obligations hereunder shall attach to each Stockholder's Covered Securities and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of 3TEC affecting the Covered Securities or the acquisition of additional shares of Covered Securities or other voting securities of 3TEC by any Stockholder, the number of Covered Securities listed on Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional Covered Securities or other voting securities of 3TEC issued to or acquired by such Stockholder.

         8. Stop Transfer. 3TEC shall not register the transfer of any certificate representing any Covered Securities, unless such transfer is made to PXP or otherwise in compliance with this Agreement.

         9. Stockholder Capacity. No person executing this Agreement (or an affiliate thereof) who is or becomes during the Term a director of 3TEC makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Covered Securities.

         10. Further Assurances. Each Stockholder shall, upon request of PXP, execute and deliver any additional documents and take such further actions as may reasonably be deemed by PXP to be necessary or desirable to carry out the provisions hereof.

         11. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon (and shall only be effective from the date hereof until) the first to occur of (i) the Effective Time of the Merger, or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms (such period from the date hereof until such termination is referred to herein as the "TERM"); provided, however, that (x) Section 12 shall survive any termination of this Agreement and (y) termination of this Agreement pursuant to clause (ii) above shall not relieve any party hereto from liability for any willful and knowing breach hereof prior to such termination.

         12. Miscellaneous.

         (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to PXP or 3TEC, to the appropriate address set forth in Section 11.1 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on Schedule A.

         (b) Each Party submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any dispute or action arising out of or relating to this Agreement and agrees that all claims in respect of such dispute or action may be heard and determined in any such court. Each Party also agrees not to bring any dispute or action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any dispute or action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law (common, statutory or other) or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any dispute or action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

         (c) Each Party appoints RLF Service Corp., One Rodney Square, Wilmington, Delaware 19801 as their agent to receive on their behalf service of copies of the summons and complaint and any other process that might be served in an dispute or action (the "PROCESS AGENT"). Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in
Section 12(a) or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 12(a).

         (d) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (e) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Stockholder when one or more counterparts have been signed by each of PXP, 3TEC and such Stockholder and delivered to PXP, 3TEC and such Stockholder.

         (f) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person (other than PXP) any rights or remedies hereunder.

         (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (h) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent or as expressly provided by Section 5(a). Any assignment in violation of the foregoing shall be void.

         (i) As between any Stockholder and PXP, each of such parties agrees that irreparable damage to the other, non-breaching party would occur and that such non-breaching party would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches by the other party of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it may be entitled at law or in equity.

         (j) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

         (k) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, PXP, 3TEC, and the Stockholders party hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                       PLAINS EXPLORATION AND PRODUCTION COMPANY


                                       By:
                                           ------------------------------------
                                       Name:  James C. Flores
                                       Title: Chief Executive Officer


                                       3TEC ENERGY CORPORATION

                                       By:
                                           ------------------------------------
                                       Name:  Floyd C. Wilson
                                       Title: Chief Executive Officer


                                       STOCKHOLDERS:


                                       ----------------------------------------
                                       FLOYD C. WILSON


                                       ----------------------------------------
                                       STEPHEN W. HEROD


                                       ----------------------------------------
                                       R. A. WALKER


                                       ENCAP ENERGY CAPITAL FUND III, L.P.

                                       By: ENCAP INVESTMENTS L.L.C.,
                                           General  Partner

                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title: Managing Director

                                        ENCAP ENERGY ACQUISITION III-B, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Vice President


                                        BOCP ENERGY PARTNERS, L.P.

                                        By: ENCAP INVESTMENTS L.L.C., Manager

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Managing Director


                                        ECIC CORPORATION

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Vice President


                                        ENCAP INVESTMENTS L.L.C.



                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Managing Director

                                   SCHEDULE A

                                                                                                OTHER SECURITIES
                                                                                                *=$3.00 WARRANTS,
                                            COMMON STOCK                  SERIES D             **=$30.00 WARRANTS,
   STOCKHOLDER NAME AND ADDRESS       (# INCLUDES RES. SHARES)         PREFERRED STOCK          +=VESTED OPTIONS
   ----------------------------       ------------------------         ---------------            --------------
EnCap Energy Acquisition III-B, Inc.
1100 Louisiana
Suite 3150
Houston, Texas 77002                                                                                  281,642*
Attn: Managing Director                        957,587                     145,850                     60,458**

EnCap Energy Capital Fund III, L.P.
1100 Louisiana
Suite 3150                                                                                            372,393*
Houston, Texas 77002                                                                                   79,939**
Attn: Managing Director                      1,266,144                     192,846                    110,000+

BOCP Energy Partners, L.P.
1100 Louisiana
Suite 3150
Houston, Texas 77002                                                                                   91,120*
Attn: Managing Director                        309,809                      47,187                     19,560**

ECIC Corporation
1100 Louisiana
Suite 3150
Houston, Texas 77002                                                                                  131,498*
Attn: Managing Director                        447,095                      68,097                     28,227**

Floyd C. Wilson
848 Kuhlman Rd.                               572,6101                                                290,014*
Houston, Texas 77024                            37,500#                      -0-                      633,335+

Stephen W. Herod
1110 Briar Ridge                                47,686
Houston, Texas 77057                             5,000#                      -0-                      194,167+

R. A. Walker
21 North Wynden #4                               2,000
Houston, Texas 77056                            25,000#                      -0-                      725,001+
                                                                                                    1,166,667*
                                             3,602,931                                                188,184**
TOTAL                                           62,500#                    453,980                  1,662,503+



------------------------------------
(1) Includes 5,000 shares held by Wilvest Limited Partnership, of which Mr. Wilson is a general partner.